UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2004

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 863-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2004, Wyndham International, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive agreement to sell 25 hotels to a private investment fund managed by Goldman Sachs and affiliates of Highgate Holdings (15 Wyndham-branded and 10 non-proprietary hotels). The purchase price of the transaction is $366 million. The press release is attached hereto as Exhibit 99.1.

ITEM 2.06 MATERIAL IMPAIRMENTS

Wyndham International, Inc. has entered into an agreement to sell 25 properties as discussed in Item 1.01 above. Based on an evaluation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s management estimates that the transaction will result in a non-cash charge for impairment to the book value of certain of the assets to be sold of approximately $49 million on a pre-tax basis. This non-cash charge will be recognized under generally accepted accounting principles in the fourth quarter of 2004 and will not result in any future cash expenditures.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

99.1    Press Release dated December 31, 2004.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/S/ TIMOTHY L. FIELDING
Timothy L. Fielding, Executive Vice President and Chief Accounting Officer

Date: December 31, 2004

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EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated December 31, 2004.

*	Filed herewith.

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